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                                                                Exhibit 4




                      METROPOLITAN LIFE INSURANCE COMPANY
                              One Madison Avenue
                           New York, New York 10010

Metropolitan Life Insurance Company (referred to as "we, us and our") will make Income Payments as described in this Contract beginning on the Annuity Date.

FREE LOOK PROVISION - RIGHT TO CANCEL

This Contract may be returned for any reason within [10] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Account Balance as of the Business Day we receive your Contract. Your Account Balance may be more or less than your Purchase Payment.

Signed for the Company.

------------------------------                  ------------------------------
        Secretary                                         President


                     INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
                      DEFERRED VARIABLE ANNUITY CONTRACT
                               NONPARTICIPATING

                         READ YOUR CONTRACT CAREFULLY.

      INCOME PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON
        THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE
                  AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

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
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                               TABLE OF CONTENTS


                                                                                                       PAGE

DEFINITIONS..............................................................................................4
GENERAL PROVISIONS.......................................................................................6
ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS..............................................................7
BENEFICIARY PROVISIONS...................................................................................8
PURCHASE PAYMENT PROVISIONS..............................................................................8
ACCOUNT BALANCE PROVISIONS...............................................................................8
SEPARATE ACCOUNT PROVISIONS..............................................................................9
TRANSFER PROVISIONS.....................................................................................11
DEATH BENEFIT PROVISIONS................................................................................13
WITHDRAWAL PROVISIONS...................................................................................15
ANNUITY PROVISIONS......................................................................................16
SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS.........................................................18


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               CONTRACT SCHEDULE Insert Contract Schedule Pages

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                                  DEFINITIONS

ACCOUNT BALANCE - The sum of your interests in the Investment Divisions of the Separate Account (and your interests in any other accounts that may be included by Rider and shown on the Contract Schedule) during an Accumulation Period.

ACCUMULATION UNIT - A unit of measure used to calculate the portion of your Account Balance in a Investment Division of the Separate Account during the Accumulation Period.

ACCUMULATION PERIOD - A period prior to an Annuity Date during which you can make Purchase Payments.

ADMINISTRATIVE OFFICE - The office indicated on the Contract Schedule to which notices, requests and Purchase Payments must be sent, or as otherwise directed by notice from us.

ANNUITANT - The natural person(s) on whose life Income Payments are based. Any reference to Annuitant shall also include any Joint Annuitant under an Annuity Option.

ANNUITY DATE - A date on which you choose to begin receiving Income Payments. If you do not choose a date an Annuity Date will be no later than the Maturity Date shown on the Contract Schedule.

ANNUITY UNIT - A unit of measure used to calculate Variable Income Payments after an Annuity Date.

ATTAINED AGE - The age of any Owner, Beneficiary or Annuitant on his/her last birthday.

BENEFICIARY - The person(s) you name to receive a death benefit payable under this Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant.

BUSINESS DAY - Each day that the New York Stock Exchange is open for business. The Separate Account will be valued each Business Day. A Business Day ends as of the close of regular trading on the New York Stock Exchange.

COMPANY - Metropolitan Life Insurance Company.

CONTRACT ANNIVERSARY - An anniversary of the Issue Date of this Contract.

CONTRACT YEAR - A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.

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FIXED INCOME PAYMENTS - A series of payments made by us during an Income Period, which we guarantee as to dollar amount.

INCOME PAYMENTS - The series of payments made to the Owner or other named payee after an Annuity Date under an Annuity Option.

INCOME PERIOD - A period starting on an Annuity Date during which Income Payments are payable.

INVESTMENT DIVISION - Separate Account assets are divided into Investment Divisions. Assets of each Investment Division will be invested in shares of a Portfolio.

ISSUE DATE - The date this Contract was issued. The Issue Date is shown on the Contract Schedule.

JOINT OWNER - If there is more than one Owner, each Owner shall be a Joint Owner of the Contract.

NOTICE - Any form of communication providing information we need, either in a signed writing or another manner that we approve in advance. All Notices to us must be sent to our Administrative Office and received in good order. To be effective for a Business Day, a Notice must be received in good order prior to the end of that Business Day.

OWNER - The person(s) entitled to the ownership rights under this Contract. If Joint Owners are named, all references to Owner shall mean Joint Owners. (Referred to as "you or yours.")

PORTFOLIOS - The investment choices available to the Investment Divisions of the Separate Account.

PURCHASE PAYMENT - Any amount paid to us under this Contract as consideration for the benefits it provides.

SEPARATE ACCOUNT - A segregated asset account of the Company designated on the Contract Schedule.

VARIABLE INCOME PAYMENTS - A series of payments made by us during an Income Period which vary in amount with the investment experience of each applicable Investment Division.

WITHDRAWAL VALUE - The Account Balance less any applicable withdrawal charge, less any Premium and Other Taxes, and less any applicable charges and fees as described in the Contract Schedule or any Rider.

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                              GENERAL PROVISIONS

THE CONTRACT - The entire contract consists of this Contract and any Riders or Endorsements attached to this Contract. We may require this Contract to be returned to us prior to the payment of any benefit. It is important to review any Riders or Endorsements included with this Contract. In any case of conflict with any provision of this Contract and the provisions of the Rider or Endorsement the provisions of the Rider or Endorsement will control.

To preserve this Contract's status as an annuity and comply with Section 72 of the Internal Revenue Code, as amended and applicable Treasury Regulations, we may, if necessary amend this Contract. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

NON-PARTICIPATING - This Contract will not share in any distribution by us of Company dividends.

MISSTATEMENT OF AGE OR SEX - We may require proof of age or sex of the Annuitant, Owner or Beneficiary before making any payments under this Contract that are measured by the Annuitant's, Owner's or Beneficiary's life. If the age or sex of the Annuitant, Owner or Beneficiary has been misstated, the amount payable will be the amount that the Account Balance would have provided at the correct age and sex.

Once Income Payments have begun, any underpayments will be made up in one sum with the next Income Payment or in any other manner agreed to by us. Any overpayments will be deducted first from future Income Payments.

PROTECTION OF PROCEEDS - The Contract and payments under it will be exempt from the claims of creditors to the extent permitted by law.

REPORTS - At least once each year we will furnish you with a report showing the Account Balance and any other information as may be required by law. Reports will be sent to your last known address.

PREMIUM AND OTHER TAXES - We reserve the right to deduct from the Purchase Payments or Account Balance any taxes paid by us to any governmental entity relating to this Contract (including without limitation: premium taxes, federal, state and local withholding of income, estate, inheritance and other taxes required by law, and any new or increased state income taxes that may be enacted into law). We will, at our sole discretion, determine when taxes relate to the Contract, including for example when they have resulted from: the investment experience of the Separate Account; receipt by us of the Purchase Payments; commencement of Income Payments, payment of death benefits; or partial and full withdrawals; and any new or increased taxes which become effective that are imposed on us and which relate to Purchase Payments, Earnings, gains and losses, fees and charges under the Contract. We may, at our sole discretion pay taxes

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when due and make a deduction from the Account Balance at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date.

EVIDENCE OF SURVIVAL - We may require proof that any person(s) on whose life Income Payments are based is alive. We reserve the right to discontinue Income Payments until satisfactory proof is received.

MODIFICATION OF CONTRACT - This Contract may be changed by us in order to maintain compliance with applicable state and federal law. This Contract may be changed or altered only in a writing signed by our President or a Vice President and/or Secretary.

INACTIVE CONTRACT - We may terminate this Contract by paying you the Account Balance, in one sum if prior to the Maturity Date, you make no Purchase Payments for two consecutive Contract Years, the total amount of Purchase Payments made, less any partial withdrawals, is less than $2,000, and the Account Balance on or after the end of such two year period is less than $2,000.

                  ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

OWNER - You, as the Owner, have all the interest and rights under this Contract. The Owner is the person designated on the Contract Schedule, unless changed.

You may change the Owner at any time. A request for change must be by Notice and will become effective as of the date the Notice is signed. A new designation of Owner will not apply to any payment made or action taken by us prior to the time the new designation was recorded at our Administrative Office. Any change of Owner is subject to our underwriting rules in effect at the time of the request.

JOINT OWNER - A Contract may be owned by Joint Owners, limited to natural persons. Either Joint Owner can exercise all rights under the Contract unless you inform us otherwise as indicated on the Contract Schedule or in a Notice to us. Upon the death of either Owner, the surviving Joint Owner will be deemed to be the primary Beneficiary unless you inform us otherwise. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated on the Contract Schedule or in a Notice to us.

ANNUITANT - The Annuitant is the person designated by you as of the Issue Date, unless changed prior to an Annuity Date. Unless the Contract is owned by a non-natural person, you may change the Annuitant at any time prior to an Annuity Date. Any change of Annuitant is subject to our underwriting rules in effect at the time of the request.

ASSIGNMENT - You may assign your rights under this Contract prior to the start of Income Payments unless restricted by applicable law. For example, in certain tax markets assignment of this Contract is prohibited by the Internal Revenue Code. If your

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Contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our Administrative Office. We are not responsible for the validity of any assignment. Assignments will be subject to all payments made and actions taken by us before a signed copy of the assignment form is received by us at our Administrative Office. After Income Payments start, your Contract may not be assigned.

                            BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary is the person(s) named on the Contract Schedule or the surviving Joint Owner, unless changed. Unless you provide otherwise, the death benefit will be paid to or in equal shares as follows:

     1. to the primary Beneficiary (ies) who survive you (or who survive the Annuitant if the Owner is a non-natural person); or if there are none, then

     2. to the contingent Beneficiary (ies) who survive you (or who survive the Annuitant if the Owner is a non-natural person); or if there are none, then

     3.       to your estate.

CHANGE OF BENEFICIARY - Subject to the rights of any irrevocable Beneficiary, you may change the primary Beneficiary or contingent Beneficiary. A change may be made by filing a Notice with us. The change will take effect as of the date the Notice is signed, but we will not be liable for any payment made or action taken before we have recorded the change.

                          PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS -The initial Purchase Payment will be applied as of the later of the Issue Date or the date the payment is received by us at our Administrative Office. We reserve the right to change the amount of the Minimum Subsequent Purchase Payment described on the Contract Schedule and to refuse Purchase Payments in excess of the amount of the Maximum Total Purchase Payments described in the Contract Schedule.

ALLOCATION OF PURCHASE PAYMENTS - You choose how Purchase Payments are allocated subject to any allocation requirements imposed by the Company. We reserve the right to impose restrictions on allocations. You may change your allocation for new Purchase Payments by telling us. The change will be effective upon receipt at our Administrative Office.

                           ACCOUNT BALANCE PROVISIONS

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ACCOUNT BALANCE - Your Account Balance for any Business Day is the sum of your interests in the Investment Divisions of the Separate Account (and your interests in any other account options that are included by Rider) as of such Business Day.

The portion of your Account Balance in a Investment Division is determined by multiplying the number of Accumulation Units allocated to the Contract for that Investment Division by its Accumulation Unit Value.

CHARGES AND FEES - We will deduct charges and fees from your Account Balance as described on the Contract Schedule (or in any applicable Rider).

                          SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT - The Separate Account is designated on the Contract Schedule and consists of assets that are kept separate from our General Account assets and all of our other segregated asset accounts. We own the assets of the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business we may conduct. We will add amounts to the Separate Account from other contracts of ours.

The Separate Account is divided into Investment Divisions, each of which buys shares in a corresponding Portfolio. Thus, the Separate Account does not invest directly in stocks, bonds, etc.

INVESTMENTS OF THE SEPARATE ACCOUNT - Purchase Payments applied to the Separate Account are allocated to the Investment Divisions. We may, from time to time, add additional Portfolios to the Separate Account. You may be permitted to transfer all or a portion of your Account Balance to the Investment Divisions that invest in the additional Portfolio(s). However, the right to make any transfer will be limited by any terms and conditions in effect at the time of transfer.

We can close, add or remove Portfolios as Investment Division investments as permitted by law. When a change is made, we will send you a revised prospectus for the Separate Account, which will describe all of the Portfolios then available under the Contract and/or any notice required by law. When a Portfolio is removed, we have the right to substitute a different Portfolio in which the Investment Division will then invest the value of the removed Portfolio.

CHANGE IN OPERATION - We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

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Examples of the changes to the Separate Account that we may make include:

o To transfer any assets in an Investment Division to another Investment Division, or to one or more other separate accounts, or to our General Account; or to add, combine, close or remove Investment Divisions in the Separate Account.

o To substitute, for the shares held in any Portfolio, the shares of another class of shares or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

ACCUMULATION UNIT - Accumulation Units shall be used to account for all amounts put into or taken from a Investment Division of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. We will determine the number of Accumulation Units of a Investment Division purchased or canceled. This is done by dividing the amount put into (or the amount taken from) the Investment Division, by the dollar value of one Accumulation Unit of the Investment Division as of the end of the Business Day during which the transaction or the Purchase Payment is received by us in good order at our Administrative Office.

ACCUMULATION UNIT VALUE - The initial Accumulation Unit Value for each Investment Division was set by us. Subsequent Accumulation Unit values for each Investment Division are determined by multiplying the Accumulation Unit Value for the immediately preceding Business Day by the Net Investment Factor of the Investment Division for the current Business Day.

The Accumulation Unit Value may increase or decrease from Business Day to Business Day.

To the extent permitted by law, we may change when we calculate the Accumulation Unit Value by giving you 30 days notice; or delay calculation of the Accumulation Unit Value if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral.

NET INVESTMENT FACTOR - The Net Investment Factor for each Investment Division is determined by dividing A by B and multiplying by (1-C) where:

         A is     (i)      the net asset value per share of the Portfolio held
                           by the Investment Division at the end of the current
                           Business Day; plus
                  (ii)     any dividend or capital gains per share declared on
                           behalf of such Portfolio that has an ex-dividend date as of the current Business Day.

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         B is              the net asset value per share of the Portfolio held
                           by the Investment Division for the immediately preceding Business Day.

         C is      (i)     the Separate Account Charges which are shown on the
                           Contract Schedule for each day since the last
                           Business Day. The daily charge is equal to the annual
                           Separate Account Charges divided by 365; plus

                   (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation of this Investment Division.

                              TRANSFER PROVISIONS

You may make certain transfers of your Account Balance as described below. We will not be liable for any transfers made in accordance with your instructions (or instructions from your designee if we agree to accept instructions from such designee). All transfers made on the same Business Day will be treated as one transfer. A transfer will be made as of the end of a Business Day when we receive all the required information necessary to process the request in good order at our Administrative Office. All transfers will be subject to the following:

         1. we reserve the right to limit the maximum number of transfers per Contract Year;

         2.       we reserve the right to charge a fee for transfers;

         3.       we reserve the right to limit the amounts of transfers;

         4. your right to make transfers is subject to limitations or modification by us if we determine, in our sole opinion that the exercise of the right by one or more owners with interests in the Investment Division is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by us to be to the disadvantage of other owners. A limitation or modification could be applied to transfers to, or from, one or more of the Investment Divisions and could include, but is not limited to:

                  a. the requirement of a minimum time period between each transfer;

                  b. not accepting a transfer request from a third party acting under authorization on behalf of more than one Owner;

                  c. limiting the dollar amount that may be transferred between the Investment Divisions by an Owner at any one time;

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                  d.     requiring that a written transfer request be provided
                         to us signed by an Owner;

         5. to the extent permitted by applicable law, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of any of the Portfolios under the Separate Account. In addition, in accordance with applicable law, we reserve the right to modify or terminate the transfer privilege at any time.

TRANSFERS DURING THE ACCUMULATION PERIOD - During the Accumulation Period, you may ask us to transfer any portion of your Account Balance from one Investment Division to another (or to any other account options included by Rider as allowed under that Rider). Transfers do not change the allocation instructions for future Purchase Payments or any pre-scheduled transfers. We reserve the right to waive any transfer limitations or fees.

TRANSFERS DURING THE INCOME PERIOD - Transfers made during the Income Period are subject to the following:

    1. you may not make a transfer to the Separate Account from Fixed Income Payments;

    2. transfers among Investment Divisions will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Investment Division to which the transfer is made, so that the next Variable Income Payment, if it were made on the transfer date, would be the same as it would have been without the transfer. Thereafter, Variable Income Payments will be computed based on the new number of Annuity Units.

    3. you may make a transfer from the Separate Account to be applied to Fixed Income Payments. The amount transferred from an Investment Division of the Separate Account will equal (a) the number of Annuity Units representing your interest in the Investment Division that is being transferred; multiplied by (b) the Annuity Unit value for that Investment Division; multiplied by (c) the present value of $1.00 per payment period for the remaining Income Period based on the Attained Age of the Annuitant at time of transfer, and calculated using the same actuarial basis as the Variable Annuity Rates applied on the Annuity Date for the Annuity Option chosen. Amounts transferred to Fixed Income Payments will be applied under the Annuity Option chosen at the Attained Age of the Annuitant at the time of the transfer using the Fixed Annuity Table. If at the time of transfer, the then current Fixed Annuity rates applicable to this class of contracts provide a greater payment, the greater payment will be made. All amounts and Annuity Unit values will be determined as of the end of the Business Day on which we receive the request in good order at our Administrative Office.

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                           DEATH BENEFIT PROVISIONS

DEATH OF OWNER DURING THE ACCUMULATION PERIOD - During the Accumulation Period, the death benefit will be paid to your Beneficiary (ies) upon your death, or the first death of a Joint Owner. If the Contract is owned by a non-natural person, the Annuitant will be deemed the Owner for purposes of determining the death benefit. If there are Joint Owners, the age of the oldest will be used to determine the death benefit where applicable.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD - The "Death Benefit Amount" is the Account Balance determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will continue to be subject to investment risk. This risk is borne by the Beneficiary(ies).

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD - In the event an Owner dies during the Accumulation Period, a Beneficiary must choose payment of the death benefit under one of the options below (unless the Owner has previously chosen an option). The death benefit options available under the Contract are:

         Option 1 - lump sum payment of the death benefit; or
         --------

         Option 2 - the payment of the entire death benefit within five (5)
         --------
         years of the date of the death of the Owner or the first Joint Owner to die; or

         Option 3 - payment of the death benefit under an Annuity Option or
         --------
         other option acceptable to us over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or the first Joint Owner to die.

Any portion of the death benefit not applied under Option 3 within one (1) year of the date of the Owner's or Joint Owner's death must be distributed within five (5) years of the date of death.

[BENEFICIARY CONTINUATION OPTIONS DURING ACCUMULATION PERIOD - We offer two types of Beneficiary Continuation Options during the Accumulation Period: the Spousal Continuation and Non-Spousal Beneficiary Continuation Options described below. We must receive Notice of the election of one of these Beneficiary Continuation Options by the end of the 90th day after we receive Notice of due proof of death. If the surviving spouse qualifies for Spousal Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the

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Spousal Continuation Option will be automatically applied on the 90th day. If a
Non-Spousal Beneficiary qualifies for Non-Spousal Beneficiary Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Non-Spousal Beneficiary Continuation Option will be automatically applied on the 90th day.]

         SPOUSAL CONTINUATION DURING ACCUMULATION PERIOD - If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Death Benefit Amount under the continued contract payable upon the continuing spouse's death will be computed as described above in the Death Benefit Amount During the Accumulation Period section.

         [NON-SPOUSAL BENEFICIARY CONTINUATION DURING ACCUMULATION PERIOD - A Beneficiary who is not a spouse can choose to continue the Contract until the fifth anniversary of the Owner's death. The Contract can be continued by a Beneficiary only if his or her share of the death benefit is at least equal to our published minimum for this right. If the Beneficiary continues the Contract under this provision his or her share will not be paid. It will instead be continued in the Contract and allocated to the Investment Divisions (and any other accounts included by Rider) on the date we determine the Death Benefit Amount, in the same proportion as the Account Balance was allocated on that date. Such Beneficiary will have the right to make transfers and partial and full withdrawals of his/her share of the Contract. During this continuation period no Purchase Payments can be made and the Death Benefit Amount will equal the Beneficiary's share of the Account Balance on the date we receive Notice of his/her death. The death benefit is payable in a single lump sum payment.]

         On the fifth anniversary of the Owner's death any living Beneficiary will be paid his/her share of the Account Balance in a single lump sum payment and this Contract will terminate.

         During the continuation period the Beneficiary can choose to receive his/her share of this Contract in a single lump sum payment or apply it to an Annuity Option or other option acceptable to us that must be payable for the life of the Beneficiary or for a term no longer than the life expectancy of the Beneficiary starting within one year after the death of the Owner.

DEATH OF OWNER DURING THE INCOME PERIOD - If the Owner or a Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option chosen will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's death. Upon the death of the Owner or a Joint Owner during the Annuity Period, the Beneficiary becomes entitled to exercise the rights of the Owner. If an Owner is the Annuitant, the death benefit, if any, will be as specified in the Annuity Option chosen.

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DEATH OF ANNUITANT DURING ACCUMULATION PERIOD- Upon the death of an Annuitant, who is not the Owner or Joint Owner, during the Accumulation Period, the Owner (or Oldest Joint Owner) automatically becomes the Annuitant, unless the Owner chooses a new Annuitant subject to our underwriting rules in effect at the time of the request for this change. If the Owner is a non-natural person, the death of the any Annuitant will be treated as the death of an Owner.

DEATH OF ANNUITANT DURING INCOME PERIOD- Upon the death of the Annuitant during the Income Period, the death benefit, if any, will be as specified in the Annuity Option chosen. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT - We will require Notice of both due proof of death and an acceptable election for the payment method before any death benefit is paid. Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death.

Any death benefit will be paid in accordance with applicable law or regulations governing death benefit payments.

In all events and notwithstanding any provision of this Contract to the contrary, this Contract will be construed and administered in accordance with
Section 72 (s) of the Internal Revenue Code, as amended.

                             WITHDRAWAL PROVISIONS

WITHDRAWALS - Prior to the Annuity Date, you may, upon Notice to us, make a full or partial withdrawal of the Withdrawal Value. A withdrawal will result in the cancellation of Accumulation Units from each applicable Investment Division of the Separate Account in the ratio that the portion of the Account Balance in the Investment Division bears to the total Account Balance. Any other account options included by Rider may be similarly reduced as detailed in such Rider. If another method is desired, you must specify in a Notice to us from which Investment Division(s) (or other accounts included by Rider) values are to be withdrawn.

Each partial withdrawal must be for an amount, which is not less than the minimum shown on the Contract schedule, or, if smaller, the remaining Withdrawal Value. If the withdrawal would result in the Account Balance being less than the Minimum Account Balance as shown on the Contract schedule we will treat the withdrawal request as a request for a full withdrawal.

WITHDRAWAL CHARGE - Upon withdrawal of all or a portion of the Account Balance, a Withdrawal Charge as described on the Contract schedule may be assessed. We may waive the withdrawal charge if we agree in writing that none will apply. For example, we may waive the withdrawal charge if you directly transfer the amount withdrawn to a funding vehicle pre-approved by us.

For a partial withdrawal, the Withdrawal Charge will be deducted from the remaining Account Balance, if sufficient, or from the amount withdrawn.

                              ANNUITY PROVISIONS

ELECTION OF ANNUITY OPTION - The Annuity Option is chosen by you or your Beneficiary in a form satisfactory to us. We will automatically send you information about Annuity Options before your Annuity Date. If you do not choose an Annuity Option, make a full withdrawal by the Maturity Date or ask us to continue the Contract by the Maturity Date we will automatically pay you under Option 2 - Life Annuity with Ten (10) Years of Income Payments Guaranteed. You can make or change or revoke your Annuity Option choice before the death benefit becomes payable or the Annuity Date, whichever occurs first.

ANNUITY OPTIONS - You may choose to receive Income Payments monthly, quarterly, semi-annually or annually. The following Annuity Options, or any other options acceptable to you and us, may be chosen:

         Life Income Annuity

         Income Payments that are paid as long as the Annuitant is living.

         Life Income Annuity with a Guarantee Period

         Income Payments that continue as long as the Annuitant is living but are guaranteed to be paid for a number of years.

         Life Income Annuity for Two

         Income Payments that are paid as long as either of the two Annuitants is living .

         Life Income Annuity for Two with a Guarantee Period

         Income Payments that continue as long as either of the two Annuitants are living but are guaranteed to be paid for a number of years.

INCOME PAYMENTS- You can choose to have the Annuity Option payable as Fixed Income Payments or Variable Income Payments or a combination. Fixed Income Payments are guaranteed as to dollar amount. Variable Income Payments will reflect the investment experience of the Separate Account in accordance with the allocation of the Account Balance to the Investment Divisions. Unless another payee is designated, you will be the payee of the Income Payments.

The "Adjusted Account Balance" on the Annuity Calculation Date is applied to the applicable Fixed and/or Variable Annuity Tables for the Annuity Option chosen to determine your first Income Payment. The Adjusted Account Balance is determined on the Annuity Calculation Date, which is a Business Day no more than ten Business Days prior to the Annuity Date. The Adjusted Account Balance is the Account Balance, less any Premium and Other Taxes and less any applicable charges and fees as described in the Contract Schedule (or any Rider). The amount of the first payment for each $1,000 of Adjusted Account Balance is shown in the Annuity Tables. You may apply a portion of your Adjusted Account Balance to an Annuity Option subject to our published rules.

If, as of the Annuity Calculation Date, the then current Annuity rates applicable to this class of contracts provide an Income Payment greater than the one guaranteed under this Contract for the same Annuity Option, then the greater payment will be made.

FIXED INCOME PAYMENTS- Fixed Income Payments are based upon the Annuity Option chosen, the Annuitant's Attained Age and sex, and the appropriate Fixed Annuity Table. These payments will be reduced by any applicable charges and fees as described in the Contract Schedule (or any Rider).

VARIABLE INCOME PAYMENTS- Variable Income Payments are not predetermined as to dollar amount; and will increase or decrease in proportion to the amount that the Net Investment Factor exceeds the Assumed Investment Return chosen.

The dollar amount of the first Variable Income Payment is determined based upon the Annuity Option chosen, the Annuitant's Attained Age and sex, and the appropriate Variable Annuity Table. This payment will be reduced by any applicable charges and fees as described in the Contract Schedule (or any Rider).

After the first payment the dollar amount of the Variable Income Payment for each Investment Division will be determined as follows:

         The number of Annuity Units for each Investment Division is multiplied by the Investment Division's Annuity Unit value for the Business Day that the Variable Income Payment is being calculated. This result is the dollar amount of the payment for that Investment Division, less any applicable charges and fees as described in the Contract Schedule (or any Rider).

         The number of Annuity Units for each Investment Division is initially established by dividing the dollar amount of the first Variable Income Payment applicable to a Investment Division by that Investment Division's Annuity Unit value as of the Annuity Calculation Date. This number of Annuity Units remains fixed during the Income Period, unless you make transfers to or from the Investment Division. A new number of Annuity Units for the Investment Division would be computed to reflect such transfers.

The total dollar amount of each Variable Income Payment is the sum of all Investment Division Variable Income Payments.

[COMMUTATION OF VARIABLE INCOME PAYMENTS CERTAIN - The Owner can withdraw the commuted value of Variable Income Payments Certain, which are Variable Income Payments payable for a guaranteed period. The interest rate used to compute the commuted value of any unpaid Variable Income Payments Certain will be the Assumed Investment Return chosen for the Annuity Option. Fixed Income Payments cannot be commuted.]

ANNUITY UNIT - The initial Annuity Unit Value for each Investment Division of the Separate Account was set by us.

The subsequent Annuity Unit value for each Investment Division is determined by multiplying the Annuity Unit value for the immediately preceding Business Day by the Investment Division's Net Investment Factor for the current Business Day and multiplying the result by a factor for each day since the last Business Day which offsets the Assumed Investment Return used to develop the Variable Annuity Tables. You choose the Assumed Investment Return (which must be acceptable to us) to be used at or before the Annuity Date. Upon thirty (30) days Notice, prior to the Annuity Date, you may change the chosen Assumed Investment Return. If you do not choose an Assumed Investment Return, the Assumed Investment Return will be as described in the Contract Schedule.

FREQUENCY AND AMOUNT OF INCOME PAYMENTS - Income Payments will be paid as monthly installments or at any frequency acceptable to you and us. If the amount of the Adjusted Account Balance to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment in lieu of Income Payments. If the amount of the first Income Payment would be less than $100, we may reduce the frequency of payments to an interval which will result in the payment being at least $100.

BASIS OF PAYMENTS - The Annuity Tables are based on the tables defined under the Annuity Option Information described in the Contract Schedule. We guarantee that the dollar amount of each Variable Income Payment after the first Variable Income Payment for that Annuity Date will not be affected by variations in actual mortality experience or expenses, but only by investment experience. The amount of each Fixed Income Payment is guaranteed by us.

                SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS

We reserve the right to suspend or postpone payments of any amounts due under the Contract when permitted under applicable Federal or state laws, rules and regulations. We reserve the right to suspend or postpone payments from the Separate Account for a death benefit, withdrawal or transfer for any period when:

         1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

         2.       trading on the New York Stock Exchange is restricted;

         3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

         4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owners.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

                             FIXED ANNUITY TABLES

                            VARIABLE ANNUITY TABLES

                              DEATH BENEFIT RIDER
             [GREATER OF RETURN OF PURCHASE PAYMENTS/ 5TH STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During the Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The "Death Benefit Amount" will be the greater of:

        (1)   the Account Balance;

        (2) total Purchase Payments, reduced proportionately by the Percentage Reduction in Account Balance attributable to each partial withdrawal; or

        (3)   Highest 5th Anniversary Value: On the Issue Date we set this value
              -----------------------------
              equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every 5th Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest 5th Anniversary Value equal to the higher amount.

 .
However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

        (1)   the Account Balance;

        (2) the Account Balance as of the effective date of the change of Owner, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date; or

        (3)   Highest 5th Anniversary Value after an Owner change: After an
              ---------------------------------------------------
              Owner change, we set this value equal to the Account Balance as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every 5th Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest 5th Anniversary Value equal to the higher amount.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable when the continuing spouse dies will be the greater of:

        (1)   the Account Balance;

        (2) the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, or

        (3)   Highest 5th Anniversary Value under a Spousal Continuation: Under
              -----------------------------------------------------------
              a Spousal Continuation of the Contract, we set this value equal to the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every 5th Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest 5th Anniversary Value equal to the higher amount..

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary (ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period -Spousal Continuation During Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING ACCUMULATION PERIOD- If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Balance.

[The charge for this Rider is reflected in the Asset-Based Charge shown on the Contract Schedule.]

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

_______________________ Secretary             ___________________ President

                    DEATH BENEFIT RIDER [- ANNUAL STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD - The "Death Benefit Amount" will be the greater of:

                (a)  the Account Balance; or

                (b)  Highest Anniversary Value: On the Issue Date we set this
                     -------------------------
                     value equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

                (a)  the Account Balance;  or

                (b) Highest Anniversary Value after an Owner change: After an Owner change, we set this value equal to the Account Balance as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

                (a)  the Account Balance; or

                (b)  Highest Anniversary Value under a Spousal Continuation:
                     ------------------------------------------------------
                     Under a Spousal Continuation of the Contract, we set this value equal to the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Balance.

[The charge for this Rider is reflected in the Asset-Based Charge shown on the Contract Schedule.]

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

_______________________ Secretary             ___________________ President

    DEATH BENEFIT RIDER [- GREATER OF ANNUAL STEP-UP OR 5% ANNUAL INCREASE]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The "Death Benefit Amount" will be the greater of:

        1)  the Account Balance; or

        2)  the Enhanced Death Benefit, which is the greater of (a) or (b):

                   (a)   Highest Anniversary Value: On the Issue Date we set
                         -------------------------
                         this value equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

                  (b)    Annual Increase Amount: On the Issue Date, we set the
                         ----------------------
                         Annual Increase Amount equal to your initial Purchase Payment. After that date, the Annual Increase Amount is equal to:

                         (i) the sum total of each Purchase Payment accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made; less

                         (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

1)       the Account Balance; or

2) the Enhanced Death Benefit after an Owner change, which is the greater of (a) or (b):

              (a)      Highest Anniversary Value after an Owner change: After an
                       -----------------------------------------------
                       Owner change we set this value equal to the Account Balance as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

              (b)      Annual Increase Amount after an Owner change: After an
                       --------------------------------------------
                       Owner change, we set the Annual Increase Amount equal to the Account Balance as of the effective date of the Owner change. After that date, the Annual Increase Amount is equal to:

                       (i) the sum total of the Account Balance as of the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

                       (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

        1)       the Account Balance; or

        2) the Enhanced Death Benefit under a Spousal Continuation, which is the greater of (a) or (b):

                (a)     Highest Anniversary Value under a Spousal Continuation:
                        ------------------------------------------------------
                        Under a Spousal Continuation of the Contract, we set this value equal to the

                        Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

                (b)     Annual Increase Amount under a Spousal Continuation:
                        ---------------------------------------------------
                        Under a Spousal Continuation we set the Annual Increase Amount equal to the Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation. After that date, the Annual Increase Amount is equal to:

                        (i) the sum total of the Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after that date accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

                        (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the date the Account Balance is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we calculate a value reduced proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal, we multiply the value immediately preceding the withdrawal by 1 minus the Percentage Reduction.

The Annual Increase Accumulation Rate is 5% per year through the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday.

The Withdrawal Adjustment for a partial withdrawal equals the value of the Annual Increase Amount immediately prior to such withdrawal multiplied by the Percentage Reduction in Account Balance attributable to that withdrawal.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).


The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Value.

[The charge for this Rider is reflected in the Asset-Based Charge shown on the Contract Schedule.]

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

_______________________ Secretary           ___________________ President

       ADDITIONAL DEATH BENEFIT RIDER [- EARNINGS PRESERVATION BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following is added to the "Death Benefit Provisions:"

ADDITIONAL DEATH BENEFIT DURING THE ACCUMULATION PERIOD - During the Accumulation Period, an Additional Death Benefit will be paid to your Beneficiary (ies) upon your death, the first death of a Joint Owner, or the death of the Annuitant if a non-natural person owns the Contract. If a non-natural person owns the Contract, the Annuitant shall be deemed to be Owner for purposes of determining the Additional Death Benefit. If there are Joint Owners, the age of the oldest will be used to determine the Additional Death Benefit.

Additional Death Benefit Amount
The Additional Death Benefit Amount will be:

   Before the Contract Anniversary immediately preceding the Owner's 81st birthday:

     (1) the difference between;
         (a) the Death Benefit Amount on the Contract Anniversary immediately preceeding the Owner's 81st birthday, increased by any Purchase Payments made after that date and reducded proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and
         (b) total Purchase Payments not previously withdrawn,
     (2) multiplied by the ADB Benefit Percentage for the Owner's Issue Age.



   On or after the Contract Anniversary immediately preceding the Owner's
          81st birthday:
     (1) the difference between;
         (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

         (b)   total Purchase Payments not previously withdrawn,
     (2) multiplied by the ADB Benefit Percentage for the Owner's Issue Age.

    We determine your total Purchase Payments not previously withdrawn by deducting partial withdrawals from your Contract in the order described in your Contract Schedule (first against Earnings in the Contract and then against Purchase Payments).

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Additional Death Benefit Amount payable upon the new Owner's death will be:

         Before the Contract Anniversary immediately preceding the new Owner's 81st birthday:

           (1) the difference between;
               (a) the Death Benefit Amount payable under the Contract, and
               (b) total Purchase Payments not previously withdrawn after the
                   Owner change,
           (2) multiplied by the ADB Benefit Percentage for the new
               Owner's age as of the effective date of the change of Owner.

         On or after the Contract Anniversary immediately preceding the new Owner's 81st birthday:
           (1)  the difference between;
               (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the new Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

               (b) total Purchase Payments not previously withdrawn after the Owner change,
           (2) multiplied by the ADB Benefit Percentage for the new Owner's age as of the effective date of the change of Owner.

         When we calculate total Purchase Payments not previously withdrawn after the Owner change, we ignore any Purchase Payments made before the effective date of the change of Owner and set this value equal to the Account Balance on that date. We increase this value by any subsequent Purchase Payments made and apply any subsequent partial withdrawals first against Earnings credited after that date.

Regardless, if the Contract is continued under the Spousal Continuation During Accumulation Period option and the spouse chooses to continue the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the continuing spouse's death rather than the Owner's death, the Additional Death Benefit Amount will be:

         Before the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

            (1) the difference between;
                (a) the Death Benefit Amount payable under the Contract, and
                (b) total Purchase Payments not previously withdrawn,
            (2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.

         On or after the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

            (1)  the difference between;

            (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the continuing spouse's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

            (b)  total Purchase Payments not previously withdrawn,
        (2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.

         When we calculate total Purchase Payments not withdrawn under a Spousal Continuation, we treat the continuing spouse the same as the deceased Owner with respect to Purchase Payments made and partial withdrawals taken.

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.


The Additional Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method and treated as a death benefit payable under the Contract. Any excess of the Additional Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Balance. If the Additional Death Benefit is not paid immediately in a lump sum, any portion of the Additional Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will remain subject to investment risk. This risk is borne by the Beneficiary(ies).

ADB Benefit Percentages
The ADB Benefit Percentages are as follows:

         Age                         ADB Benefit Percentage
         Ages 69 or younger                 40%
         Ages 70 - 79                       25%
         Ages 80 and above                   0%


Options for Spousal Continuation During the Accumulation Period
If the Owner dies during the Accumulation Period and the Beneficiary who is his or her spouse elects to continue the Contract in his or her name, the Beneficiary has the option of:

         1) Continuing the Additional Death Benefit provisions so that the Additional Death

              Benefit is payable upon the death of the continuing spouse rather than on the death of the Owner, or
         2) Discontinuing the Additional Death Benefit provisions and having the Additional Death Benefit Amount that would have been payable at the Owner's death added to the Account Balance. Any excess of the Additional Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance.

[The charge for this Rider is shown on the Contract Schedule.]

Metropolitan Life Insurance Company has this Rider signed by its President or a Vice President and/or Secretary.

_______________________ Secretary           __________________________President

          GUARANTEED MINIMUM INCOME BENEFIT RIDER [- LIVING BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

The following is added to the "Annuity Provisions" section:

GUARANTEED MINIMUM INCOME BENEFIT

We guarantee that your minimum monthly Fixed Annuity Payment will not be less than the Guaranteed Minimum Income Benefit (GMIB) Payment (less any applicable charges and fees as described in the Contract Schedule or any Rider) provided you meet the eligibility requirements below. If a higher Fixed Annuity Payment results from applying your total Adjusted Account Balance to the then current Fixed Annuity rates applicable to this class of contracts, we will pay you the greater payment.

At the Annuity Calculation Date, the GMIB Payment will be determined by applying the Income Base to the GMIB Annuity Table. In calculating the GMIB, any Withdrawal Charges that would have applied if you had made a full cash withdrawal of your Account Balance will be deducted from the Income Base. We reserve the right to reduce the Income Base for any Premium and Other Taxes that may apply.

Income Base

The Income Base is the greater of (a) or (b):

        (a)    Highest Anniversary Value: On the Issue Date we set this value
               -------------------------
               equal to your initial Purchase Payment. During each Contract Year we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

        (b)    Annual Increase Amount: On the Issue Date we set this amount
               ----------------------
               equal to your initial Purchase Payment. After the Issue Date, this amount will equal:

                       (i) The sum total of each Purchase Payment
                           accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made, less

                       (ii) The sum total of each Withdrawal Adjustment for
                            any partial
                            withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal (except as indicated).

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Annual Increase Accumulation Rate is 6% per year through the earlier of the Annuity Calculation Date or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. For purposes of calculating the Annual Increase Amount when the GMIB Rider charge is assessed, the Annual Increase Accumulation Rate will be applied through the date the charge is assessed.

The Withdrawal Adjustment for any partial withdrawal in a Contract Year equals the Annual Increase Amount immediately prior to the withdrawal multiplied by the Percentage Reduction in Account Balance attributable to that partial withdrawal. However, if total partial withdrawals in a Contract Year are 6% or less of the Annual Increase Amount on the previous Contract Anniversary, the total Withdrawal Adjustments for that Contract Year will be set equal to the dollar amount of total partial withdrawals in that Contract Year and treated as a single withdrawal at the end of that Contract Year.

GMIB Annuity Table
The GMIB Annuity Table is calculated based the Annuity 2000 Mortality Table with a 7-year age setback with interest of 2.5% per year. The rate applied will depend upon the Annuity Option chosen and the Attained Age and sex of the Annuitant and Joint Annuitant, if applicable.

Eligibility Requirements for the GMIB
You are only eligible to receive GMIB payments if:

       (1) The Owner is a natural person and the Owner is also the Annuitant. If the Owner is a non-natural person then the Annuitant will be considered the Owner for GMIB purposes. If Joint Owners are named, the age of the oldest will be used to determine the Income Base and GMIB Payment, and

       (2) You choose to start receiving Fixed Annuity Payments under one of the following Annuity Options:

              a) Life Income with 10 Years Certain. If you choose to start the Annuity Option after age 79, the guaranteed Years Certain component of the Annuity Option is reduced as follows:

              Age at Application to    Guarantee/
              the Annuity Option       Years Certain
                                       Period
              --------------------------------------------------
              80                       9
              --------------------------------------------------
              81                       8
              --------------------------------------------------
              82                       7
              --------------------------------------------------
              83                       6
              --------------------------------------------------
              84 and 85                5
              --------------------------------------------------


    b)   Joint and Survivor Life Income with 10 Years Certain, and

(3) You choose an Annuity Date that is within
    a) 30 days following any Contract Anniversary after your 10th Contract Anniversary, but

    b) no more than 30 days after the Contract Anniversary following your 85th birthday.

GMIB Rider Charge
The GMIB Rider charges shown on the Contract Schedule are computed based on the specified percentage and the Income Base at the time the Rider charge is assessed. The charge is assessed for the prior Contract Year at each Contract Anniversary, up to and including the anniversary on or immediately preceding the date the GMIB is applied. If you take a full withdrawal, apply any portion of your Adjusted Account Balance to an Annuity Option or change the Owner (Joint Owner or the Annuitant if the Owner is a non-natural person) on any other date, a pro rata portion of the Rider charge will be assessed based on the number of days from the last Contract Anniversary to the date of withdrawal/application/change.

The Rider charge will be deducted from your Account Balance. This deduction will result in the cancellation of Accumulation Units from each applicable Investment Division (and/or reduction of any portion of the Account Balance allocated to any other accounts included by Rider) in the ratio the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance.

GMIB Termination Provisions
The GMIB Rider Provisions will terminate upon the earliest of:

(a) The 30th day following the Contract Anniversary immediately after your 85th birthday;
(b) The date you make a full withdrawal of your Account Balance;
(c) The date you apply all or any portion of your Adjusted Account Balance to an Annuity Option and you are not eligible to receive GMIB payments;
(d) Death of the Owner, or death of the Annuitant if a non-natural person owns the Contract; or
(e) Change of the Owner or Joint Owner (or Annuitant if the Owner is a non-natural person), for any reason.

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.


_______________________ Secretary           ___________________ President

                      METROPOLITAN LIFE INSURANCE COMPANY
                              One Madison Avenue
                           New York, New York 10010

ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the issue date of the Contract. The following provisions apply to a Contract which is issued as a Roth IRA under the Internal Revenue Code of 1986, as amended, ("Code") Section 408A. In the case of a conflict with any provisions in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

(1)      The Owner is the Annuitant.

(2)      This Contract is not transferable.

(2) This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

(4)      The Owner's entire interest in this Contract is nonforfeitable.

(5) This Contract is established for the exclusive benefit of the Owner and the Owner's Beneficiary(ies).

(6)      Purchase Payments -

               (a)    Maximum permissible amount. Except in the case of a
                      --------------------------
               qualified rollover contribution or a recharacterization (as defined in (e) below), no Purchase Payment will be accepted unless it is in cash and the total of such contributions to all the Owner's Roth IRAs for a taxable year does not exceed $2,000, or the Owner's compensation, if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of $2,000 or the Owner's compensation is referred to as a "regular contribution." A "qualified rollover contribution" is a rollover contribution that meets the requirements of section 408(d)(3) of the Code, except the one-rollover-per-year rule of section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "nonRoth IRA"). Purchase Payments may be limited under (b) through (d) below.

               (b)   Regular contribution limit. If (i) and/or (ii) below
                     --------------------------
               apply, the maximum regular contribution that can be made to all the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii).

                     (i) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in (f) below) in accordance with the following table:


Filing Status                Full Contribution        Phase-out Range        No Contribution
---------------------------------------------------------------------------------------------------

                                           Modified AGI
                                           -------------
---------------------------------------------------------------------------------------------------
Single or Head                 $95,000 or less              Between $95,000             $110,000 or
of Household                                                and $110,000                more
---------------------------------------------------------------------------------------------------
Joint Return                   $150,000 or less             Between $150,000            $160,000 or
or Qualifying                                               and $160,000                more
Widow(er)
---------------------------------------------------------------------------------------------------
Married-                       $0                           Between $0                  $10,000 or
Separate Return                                             and $10,000                 more
---------------------------------------------------------------------------------------------------


              If the Owner's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.

                       (ii) If the Owner makes regular contributions to both Roth and nonRoth IRAs for a taxable year, the maximum regular contribution that can be made to all the Roth IRAs for that taxable year is reduced by the regular contributions made to the nonRoth IRAs for the taxable year.

                  (c)  Qualified rollover contribution limit. A rollover from a
                       -------------------------------------
                  nonRoth IRA cannot be made to this IRA if, for the year the amount is distributed from the nonRoth IRA, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000 or (iii) the Owner is married and together the Certificate Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

                  (d)  Simple IRA limits. No contributions will be accepted
                       -----------------
                  under a SIMPLE IRA Plan established by any employer pursuant to Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA Plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA Plan.

                  (e) Recharacterization. A regular contribution to a nonRoth
                      ------------------
                  IRA may be recharacterized pursuant to the rules in section 1.408A-5 of the Proposed Income Tax Regulations as a regular contribution to this IRA, subject to the limits in (b) above.

                  (f) Modified AGI. For purposes of (b) and (c) above, modified
                      ------------
                  AGI for a taxable year is defined in Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from a nonRoth IRA (a "conversion").

7. No amount is required to be distributed prior to the death of the Owner for whose benefit the Contract was originally established.

8.       (a)  Upon the death of the Owner, distribution of any remaining benefits shall be completed by December 31 of the calendar year containing the fifth anniversary of the Owner's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                (1) If the Owner's interest is payable to a designated Beneficiary, than the entire interest of the individual may be distributed over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the individual died.


                (2) If the designated Beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year in which the individual died or (B) December 31 of the calendar year in which the individual would have attained age 70 1/2.

                (2) If the designated Beneficiary is the individual's surviving spouse, the spouse may elect to treat the Contract as his or her own Roth IRA. This election will be deemed to have been made if such surviving spouse makes a regular contribution to the Contract, makes a rollover to or from such Contract, or fails to take distributions under (a) above.

                (3) Payments required under (a)(i) or (a) (ii) above must be made at intervals of no longer than 1 year and must be either nonincreasing or increasing as provided in Q&A F-3 of Section 1.401 (a)(9)-1 of the Proposed Income Tax Regulations.

                (4) Life expectancy is computed by use of the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations. If the designated Beneficiary is the individual's surviving spouse, then, unless otherwise elected by the surviving spouse by the time distributions are required to begin, the surviving spouse's life expectancy shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distribution are required to begin pursuant to (i) or (ii) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

         Life expectancy is computed by use of the expected return multiples in Table V of ss.1.72-9 of the Income Tax Regulations. If the designated Beneficiary is the individual's surviving spouse, then, unless otherwise elected by the surviving spouse by the time distributions are required to begin, the surviving spouse's life expectancy shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to
         (i) or (ii) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancies shall not be recalculated for payments made under an Annuity Option.

9. Separate records will be maintained for the interest of each Owner and the Company will furnish annual calendar year reports concerning the status of the Contract.

11. The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

         All other terms and conditions of the Contract remain unchanged


Metropoliton Life Insurance Company has caused this Endorsement to be signed by its President or a Vice President and /or Secretary



_________________________________       ______________________________
         Secretary                             President

                     ENHANCED DOLLAR COST AVERAGING RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:

                        ENHANCED DOLLAR COST AVERAGING

Prior to the Annuity Date, you may allocate Purchase Payments to an Enhanced Dollar Cost Averaging Account (EDCA Account) that is backed by our General Account. If you request to participate in the Enhanced Dollar Cost Averaging program, we will open an EDCA Account for you. The EDCA Account will provide for transfers to any of the Investment Divisions of the Separate Account you have chosen based on your choice of a [3, 6 or 12] month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your EDCA Account. No transfers may be made into your EDCA Account. You can have only one dollar cost averaging program at any given time subject to the Company's then current EDCA rules and minimums.

Under the Enhanced Dollar Cost Averaging program, a specified dollar amount of Account Balance will be transferred on a monthly basis from your EDCA Account to the Investment Divisions you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your EDCA Account divided by the number of months in the time period you choose.

The first transfer will be made on the date the Purchase Payment is allocated to the EDCA Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month whenever a Purchase Payment is allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the EDCA Account. Your EDCA Account will terminate as of the date of the last transfer.

The interest rate earned on your EDCA Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing EDCA Account subject to the Company's then current EDCA rules and minimums The allocation of a subsequent Purchase Payment to your existing EDCA Account increases the dollar amount transferred out of your EDCA Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your EDCA each month. Since transfers from your EDCA Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing EDCA. Each allocation of a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to an EDCA Account of the same monthly term.

If you terminate your participation in this program, all money remaining in the EDCA Account will remain in the Fixed Account but will receive the rate being credited on new purchase payments at that time, unless you specify otherwise.

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

______________________ Secretary            _________________ President

               WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election or this Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS:"

If a Withdrawal Charge has or will be waived for Disability under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following is added to the Contract:

                  WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

         1. You are less than the Disability Waiver Date described on the Contract Schedule, became permanently and totally disabled since the Issue Date and are receiving disability benefits from the Social Security Administration;
         2. You were less than the Disability Waiver Date described on the Contract Schedule on the Issue Date;
         3. Your Contract is owned by a natural person and you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and

         4. You were less than [the age specified in the Contract Schedule] on the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

________________________ Secretary               ___________________ President

           WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL
                               CONFINEMENT RIDER


This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following will be added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENT PROVISIONS:"

If a Withdrawal Charge has or will be waived for Nursing Home or Hospital Confinement under the terms of this Rider, Purchase Payments can no longer be made under the Contract.
The following provisions are added to the Contract:

           WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL
                                  CONFINEMENT

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

       1. you are confined to a Nursing Home and/or Hospital for at least 90 consecutive days or confined for a total of at least 90 days if there is no more than a 6-month break in the confinement and the confinements are for related causes;

       2. the confinement referred to in (1) above begins on or after the first Contract Anniversary;

       3. the withdrawal request and proof satisfactory to us of confinement are received by us at our Administrative Office either while you are confined or within 90 days after such confinement;

       4. confinement in a Nursing Home and/or Hospital is prescribed by a Physician and is Medically Necessary;

       5. you have been the Owner continuously since the Issue Date, or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option: and

       6. you were less than [the age specified on the Contract Schedule]at the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

                                  DEFINITIONS

Hospital - A facility which:

        (1)      is located in the United States or its territories;
        (2) is licensed as a hospital by the jurisdiction in which it is located;
        (3)      is supervised by a staff of licensed physicians;
        (4) provides nursing services 24 hours a day by, or under the supervision of, a registered nurse (R.N.);
        (5) operates primarily for the care and treatment of sick and injured persons as inpatients for a charge; and
        (6)      has access to medical and diagnostic facilities.


Intermediate Care Facility - A facility which:

        (1)      is located in the United States;
        (2) is licensed and operated as an Intermediate Care Facility according to the laws of the jurisdiction in which it is located;
        (3) provides continuous 24 hours a day nursing service by, or under the supervision of, a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); and
        (4)      maintains a daily medical record of each patient.

Medically Necessary - Appropriate and consistent with the diagnosis in accord with accepted standards of practice and which could not have been omitted without affecting the individual's condition.


Nursing Home - A facility which is a Skilled Nursing Facility, an Intermediate Care Facility or Residential Care Facility. Nursing Home does not mean:

        (1) a home for the aged, a community living center or place that primarily provides domiciliary, residency or retirement care; or

        (2) a place owned or operated by a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

Physician - Any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family.

Residential Care Facility - A facility which:

        (1)      is located in the United States or its territories;
        (2) is licensed and operated as a Residential Care Facility according to the laws of the jurisdiction in which it is located; and

        (3) provides nursing care under the supervision of a registered professional nurse (R.N.).

Skilled Nursing Facility - A facility which:

        (1)      is located in the United States or its territories;
        (2) is licensed and operated as a skilled Nursing Facility according to the laws of the jurisdiction in which it is located;
        (3) provides skilled nursing care under the supervision of a licensed physician;
        (4) provides continuous 24 hours a day nursing services by, or under the supervision of, a registered graduate professional nurse (R.N.); and
        (5)      maintains a daily medical record of each patient.





Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

________________________ Secretary              ___________________ President

            WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election or this Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS:"

If a Withdrawal Charge has or will be waived for Terminal Illness under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following provisions are added to the Contract:

               WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

        1. you are terminally ill and not expected to live more than 12 months;
        2. a Qualified Physician certifies to your illness and life expectancy;
        3. you were not diagnosed with the terminal illness as of the Issue Date;
        4. you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option;
                 and
        5. you were less than [the age specified on the Contract Schedule] on the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

Qualified Physician is any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

________________________ Secretary              ___________________ President

                         PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                         PURCHASE PAYMENTS PROVISIONS

The following is added to the "Purchase Payments Provisions:"

PURCHASE PAYMENT CREDITS - Before your 81st birthday, each Purchase Payment you make during the first Contract Year will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is described on the Contract Schedule.

If you exercise the "Free Look" provision of the Contract, we will return your Account Balance less the Adjusted Purchase Payment Credit. The Adjusted Purchase Payment Credit is equal to the lesser of:

1. The portion of the Account Balance that is attributable to any Purchase Payment Credit, or
2. The total of Purchase Payment Credit(s).

The Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits will be treated as Earnings under the Contract.

Metropolitan Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.

_______________________ Secretary                ___________________ President

                          UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

            1.       Deleting any reference to sex;

            2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

Metropolitan Insurance Company has caused this Rider to be signed by its President or a Vice President and /or Secretary.

__________________________ Secretary             ___________________ President

                        CONTRACT SCHEDULE (with Bonus)

OWNER: [John Doe]                       SEX: [M]  AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                 SEX: [F]  AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                   SEX: [M]  AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]             ISSUE DATE: [February 15, 2001]

PLAN TYPE:  [Qualified or Non-Qualified]      MATURITY DATE: [May 1, 2040]


PURCHASE PAYMENTS:      [We reserve the right to restrict purchase payments to
                        the Fixed Account if (1) interest rate we credit in the Fixed Account is equal to the guaranteed minimum rate
                        (currently 3.00%) end (2) your Fixed Account Balance is equal to or exceeds our published maximum for Fixed
                        Account investment (eg, $1,000,000).]

     Minimum Subsequent
     Purchase Payment:   [$500.00]

     Maximum Total
     Purchase Payments:    [$1,000,000.00, without our prior approval.]

     [Purchase Payment
     Credits: [4%] of each Purchase Payment for cumulative Purchase Payments received during the first Contract Year.]

MINIMUM CONTRACT VALUE:         [$2,000]

BENEFICIARY:             [As designated by you as of the Issue Date unless
                          changed in accordance with the Contract provisions.]

PRODUCT CHARGES:
     [Separate Account:   We assess certain daily charges equal to 1/365 of the
                          percentages set out below of the average daily net asset value of each investment division of the Separate Account:

                         Separate Account Charge:                  2.10%
                         Separate Account Charge will be reduced by 0.60% after seven years.

                                    We reserve the right to impose an increased
                                    Account Charge on Investment Divisions
                                    that we may add to the Contract at any
                                    future date.  The increase will not be
                                    greater than 0.25% basis points more than the Separate Account Charge shown above.

                         Earnings Preservation Benefit Rider Charge:   0.25%

     Contract Level:     We assess a Guaranteed Minimum Income Benefit
                         Rider Charge of 0.35% of the Income Base.]

ANNUAL CONTRACT FEE:     [The Annual Contract Fee is [$30.00] each Contract
                         Year. During the Accumulation Period, on the Contract
                         Anniversary the full Annual Contract Fee is deducted from each applicable Investment Division in the ratio that the Account Balance in the Investment Division bears to the total Account Balance in the Separate
                         Account. A pro-rata portion of the annual Contract Fee will be deducted from the Account Balance as described above. However, if your Account Balance on the last day of the Contract Year or on the day you convert your Account Balance to an income stream is at least
                         [$50,000.00], then no Annual Contract Fee is deducted unless you make a total withdrawal. If a total withdrawal is made during the Accumulation Period, the full Annual Contract Fee will be deducted at the time of the total withdrawal. During the Income Period, we reserve the right to deduct the annual Contract Fee of [$30.00], each Contract Year, pro-rata from each Income
                         Payment.]

SEPARATE ACCOUNT:   [Metropolitan Life Separate Account E]

TRANSFER REQUIREMENTS:
Number Permitted: [We reserve the right to limit the number of transfers per Contract Year up to a maximum of [18] (excluding transfers resulting from our automated strategies.

There may be limitations on transfers from from the Investment Divisions to the Fixed Account as set forth in the Fixed Account Rider.

After an Election of an Annuity Option, you cannot make transfers from the Fixed Income Option.

Transfer Fee: [In the event that [18] transfers are made in a Contract Year, (excluding those related to our automated strategies) we reserve the right to deduct a Transfer Fee of up to [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Investment Division or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred.]

Minimum and Maximum Amount to be Transferred: [The minimum amount that may be transferred from an investment division is $500.00, or your entire interest in the investment division, if less (excluding transfers resulting from our automated strategies).]

WITHDRAWALS: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Balance less Purchase Payments not previously withdrawn); and then
2.   The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

       Withdrawal Charges are determined in accordance with the following schedule:


                               WITHDRAWAL CHARGES

Number of Complete Years
from Receipt of Purchase Payment    % Charge
----------------------------------  --------
          0                               (9)
          1                               (8)
          2                               (8)
          3                               (7)
          4                               (6)
          5                               (5)
          6                               (4)
          7 and there after               (0)

No charge will be deducted in the event of:
1.  Payment of the Death Benefit; or
2.  Application of your Adjusted Account Balance to an Annuity Option

3.  Any waiver included by Rider.]

4. If the withdrawal is required for you to avoid Federal income tax penalties or to satisfy Federal income tax rules concerning minimum distribution requirements that apply to your Deferred Annuity. For purposes of this exception, we assume that the Deferred Annuity is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other account balances. This exception does not apply if you have a Non-Qualified or Roth IRA Deferred Annuity.

5. If an amendment converts your Traditional IRA Deferred Annuity to a Roth IRA Deferred Annuity.

6. If you properly "recharacterize" as permitted under federal tax law your Traditional IRA MetLife Deferred Annuity or a ROTH IRA MetLife Deferred Annuity using the same Deferred Annuity.

7. If you transfer your Account Balance to another MetLife Deferred Annuity and we agree in writing that none will apply.

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Balance free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cummulative.

A Withdrawal Charge will not be assessed against Earnings withdrawn from your Contract. The Earnings are equal to the Account Balance minus Purchase Payments not previously withdrawn.]

Minimum Partial Withdrawal: [$500.00, or your entire interest in the Fixed Account or Investment Division.]

Minimum Withdrawal Value Which must Remain in the Contract after a Partial
Withdrawal:  [$2,000.00]

ANNUITY OPTION INFORMATION:
--------------------------

[1. The Maturity Date must be the first day of a calendar month. Unless otherwise designated by you, the Maturity Date will be the later of the first day of the calendar month following the Annuitant's [95th ] birthday or ten years from the Issue Date.]

2.[The Annuity Date must not be less than 30 days from the Issue Date.]

3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of [3.50%.]

4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at the Minimum Guaranteed Interest Rate for the Fixed Account.]

[FIXED ACCOUNT:

     Initial Interest Rate:      Initial Guarantee Period Expires:
     [0.00%]                     [00/00/00]

  Minimum Guaranteed Interest Rate: 3.00% annually]

ADMINISTRATIVE OFFICE:

[Metropolitan Life Insurance Company]
1 Madison Avenue
New York, NY 10010
[(800) 999-9999]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

  [Purchase Payment Credit Rider
   Death Benefit Rider- Greater of Annual Step-up or 5% Annual Increase Guaranteed Minimum Income Benefit Rider
   Earnings Preservation Benefit Rider]
  [Roth IRA
   Unisex
   Death Benefit Rider - Greater of Return of purchase payments / 9th step up Enhanced Dollar Cost Averaging Rider
   Waiver of Withdrawal Charge for Disability Rider
   Waiver of Withdrawal Charge for Nursing Home or Hospital Continental Rider Waiver of Withdrawal Charge Terminal Illness Rider
   Unisex Annuity Rates Rider